Exhibit 10.35
CRESTWOOD EQUITY PARTNERS LP
2018 LONG TERM INCENTIVE PLAN, AS AMENDED
Restricted Unit Award Grant Notice

Pursuant to the terms and conditions of the Crestwood Equity Partners LP 2018 Long Term Incentive Plan, as amended (the “Plan”), and the associated Restricted Unit Award Agreement, (the “Agreement”), Crestwood Equity GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), hereby grants to the individual listed below (“you” or “Service Provider”) the number of Restricted Units set forth below. A copy of the Plan and the Agreement may be downloaded through your Solium account. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Restricted Unit Award (as defined below) is subject to the terms and conditions set forth herein as a well as the terms and conditions set forth in the Agreement and the Plan, each of which is incorporated herein by reference.

Service Provider:	[name]

Date of Grant:	[date] (“Date of Grant”)

Number of Restricted Units Granted:	[# of units] (the “Restricted Unit Award”)

Vesting Schedule:	The restrictions on the Restricted Unit Award will expire and the Restricted Units granted pursuant to the Agreement will become transferable and nonforfeitable:
	Vesting Date	Vesting Percentage of Restricted Unit Award
	[vest date 1]	[vest %]
	[vest date 2]	[vest %]
	[vest date 3]	[vest %]

provided, however, that such restrictions will expire on such dates only if you remain a Service Provider to the General Partner, the Partnership or their respective Affiliates continuously from the Date of Grant through the applicable vesting date.

Notwithstanding anything to the contrary herein or in the Agreement, the Forfeiture Restrictions on the Restricted Unit Award shall immediately lapse, and the Restricted Unit Award will be fully vested if:

(i) your service relationship with the General Partner, the Partnership or any of their Affiliates is terminated due to your death or Permanent Disability; or
(ii) your service relationship with the General Partner, the Partnership or any of their Affiliates is terminated without Employer Cause, or you terminate your service relationship for Employee Cause.

Definitions:
For purposes of this Restricted Unit Award, “Permanent Disability,” “Employer Cause” and “Employee Cause” shall have the meaning given such terms in any employment agreement between you and the General Partner, the Partnership or any of their respective Affiliates. If there is no existing employment agreement between you and the General Partner, the Partnership or any of their respective Affiliates, following definitions shall apply:

“Permanent Disability” shall mean your inability, with or without reasonable accommodation, by reason of illness, incapacity, or other disability, to perform your duties or fulfill your employment obligations, as determined by an officer of the Company for a cumulative total of 180 days in any 12 month period.

“Employer Cause” shall mean that you (a) have been indicted or convicted of, or have entered a plea of guilty or nolo contendere to, a felony charge or crime involving moral turpitude, or, in the course of your employment have engaged in fraudulent or criminal activity (whether or not prosecuted); (b) have failed to follow reasonable directions of the General Partner, the Partnership or any of their respective Affiliates, provided that the foregoing failure shall not be “Employer Cause” if you in good faith believe that such direction is illegal and promptly so notify the Board; (c) have failed to devote all of your professional time to the General Partner, the Partnership and their respective Affiliates, except as permitted by the General Partner, the Partnership and their respective Affiliates; (d) have materially breached any policy or code of conduct of the General Partner, the Partnership and their respective Affiliates; (e) have received a kickback or rebate of any fee or expense paid by the General Partner, the Partnership and their respective Affiliates; (f) have engaged in the use of illegal drugs, the persistent excessive use of alcohol, or any other activity that materially impairs your ability to perform your duties or results in conduct bringing the General Partner, the Partnership or any of their respective Affiliates into substantial public disgrace or disrepute, or (h) engage in intentional, reckless, or grossly negligent conduct that has or is reasonably likely to have a material adverse effect on the General Partner, the Partnership or any of their respective Affiliates.

“Employee Cause” shall mean (a) a substantial and continuing diminution in the nature of your responsibilities; (b) a material and continuing reduction in the aggregated total of your base salary, target bonus percentage and target equity percentage; or (c) reassignment by the General Partner, the Partnership or any of their respective Affiliates of your principal place of employment to a location more than twenty-five (25) miles from your principal place of employment on the first day of employment, but excluding normal business travel consistent with your duties, responsibilities and position; provided, however that Employee Cause will not exist unless: (i) you have notified the General Partner in writing within 30 days of the date you become aware of the event that would constitute Employee Cause, with such notice setting forth such event in reasonable detail; (ii) the event must remain uncorrected by the General Partner, the Partnership or any of their respective Affiliates, as applicable, for 30 days following the receipt of such notice (the “Notice Period”); and (iii) you must actually terminate your employment within 30 days after the expiration of the Notice Period.

    By your signature and the signature of the Partnership’s representative below, you and the Partnership hereby acknowledge receipt of the Restricted Unit Award issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan, the Agreement and this Restricted Unit Award Grant Notice, and you agree to be bound to the terms of each such document.

Additionally, you are consenting to receive documents from the General Partner, the Partnership and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

    You acknowledge and agree that (a) you are not relying upon any determination by the General Partner, the Partnership, any of their respective Affiliates, or any of their respective employees, directors, officers, attorneys, or agents (collectively, the “Partnership Parties”) of the Fair Market Value of the Units on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Partnership Parties regarding the tax effects associated with your execution of the Agreement and your receipt, holding and vesting of the Restricted Unit Award, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Partnership Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Unit Award.

    Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the Restricted Unit Award for which the restrictions have not lapsed. This election (a form of which can be downloaded from your Solium account) must be filed no later than 30 days after the Date of Grant set forth in this Restricted Unit Award Grant Notice. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the Restricted Unit Award and (b) that timely filing of a Section 83(b) election is your sole responsibility, even if you request the Partnership or its representative to file such election on your behalf.

    In the event of conflict between the terms of this Agreement and the terms of any Employment Agreement between you and the General Partner, or its affiliates, the terms of the Employment Agreement shall prevail.

    You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement.

Note: To accept the Restricted Unit Award, execute this form and return an executed copy to the designated recipient as indicated below by [date]. Failure to return the executed copy to the designated recipient by such date could render this issuance invalid.

Please return the signed copy (scanned copies are acceptable) to:

Judy Riddle
Crestwood Equity Partners LP
2440 Pershing Road, Suite 600
Kansas City, MO 64108
judy.riddle@crestwoodlp.com

CRESTWOOD EQUITY GP LLC,
a Delaware limited liability company

By:
Name:    Manasi Pandya
Title:    Vice President, Human Resources

Accepted by:

[Name]

Date:

Designation of Beneficiary:

(Name of Beneficiary)

(Relationship to Holder)

(Street Address)

(City, State, Zip Code)

(Social Security Number)

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